EXHIBIT 10.7

           MOBILE VIRTUAL NETWORK ENABLER ("MVNE") SERVICES AGREEMENT

                                     Between

           Mobile Technology Services, LLC, and Teleplus Wireless Corp

This Mobile Virtual Network Enabler Services agreement ("Agreement") entered into on December 29, 2005, is made between Mobile Technology Services, LLC, a wholly owned subsidiary of InPhonic, Inc., with its principal place of business at 1010 Wisconsin Ave. NW, Suite 600, Washington, DC 20007 ("MTS"), and Teleplus Wireless Corp., a Nevada corporation with its principal place of business at 7575 TransCanada, Suite 305, St. Laurent, Quebec H4T 1V6 ("CUSTOMER")

                                    RECITALS

1. CUSTOMER intends to offer wireless personal communications services ("PCS") as a mobile virtual network operator ("MVNO") in the United States and Puerto Rico.

2. CUSTOMER wishes to retain MTS to provide certain "back-office" enabling services in support of CUSTOMER'S MVNO operations.

3. MTS wishes to provide those services, under the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.    PROVISION OF SERVICES.

      1.1. MTS will perform services under this Agreement as set forth herein and in the Attachments attached to and made a part of this Agreement, (collectively, the "Services").

      1.2. MTS will provide development Services, consisting of MTS's consultation and delivery of Services in connection with the design, development and initial roll-out of CUSTOMER's MVNO service, as detailed in the Statement of Work ("SOW") attached hereto as Attachment A and the exhibits thereto.

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      1.3.  After the initial roll-out of CUSTOMER's MVNO service, MTS will provide ongoing Services in support of the CUSTOMER's service offerings as detailed in Attachments A and B and the exhibits thereto, including without limitation the service level agreement ("SLA"), or as authorized in accordance with Attachment D , or as otherwise agreed by the parties in accordance herewith.

      1.4. For the avoidance of doubt, the parties acknowledge and agree that MTS is merely a provider of "back-office" enabling services and that CUSTOMER is the mobile virtual network operator of record with sole responsibility for compliance with all applicable state and federal laws and regulations pertaining to CUSTOMER's operation of its PCS, provided that MTS shall not act in a way that would hinder CUSTOMER's ability to comply therewith.

2.    PAYMENT

      2.1. PRICING. CUSTOMER will pay for Services rendered by MTS hereunder in accordance with the terms of Attachment B. The charges provided in Attachment B shall constitute the sole charges levied for Services, and except as expressly provided herein or otherwise agreed by the parties in writing, no payments for Services will be due except those described in Attachment B.

      2.2. BILLING CYCLE. MTS will invoice CUSTOMER at the end of each month for all fees incurred in such month. The "Invoice Date" shall be the date an invoice is electronically mailed to CUSTOMER's designated party. MTS shall also mail a version for archival back up. The "Due Date" shall be the date 30 days after the Invoice Date.

      2.3. TAXES. All monthly fees or charges to CUSTOMER hereunder are exclusive of federal, state, local and foreign sales, use, excise, utility, gross receipts and value added (VAT) taxes and other similar tax-like charges, including tax-related surcharges or applicable tariffs, which CUSTOMER agrees to pay, but MTS shall be solely responsible for any taxes, levies or other charges that arise from the income it receives from CUSTOMER hereunder.

      2.4. CONSEQUENCES OF NON-PAYMENT. In the event CUSTOMER does not remit payment within thirty (30) days after the Due Date, MTS may, at its option and with five (5) days prior written notice, suspend Service to CUSTOMER. MTS may terminate this Agreement for material breach for non-payment in accordance with Section 4 below.

      2.5. COLLECTION PROCEEDINGS. In the event which CUSTOMER does not remit payment within thirty (30) days after the Due Date, MTS reserves the right to contract with a third party for execution of collection proceedings on behalf of MTS.

3. TERM. This Agreement shall be effective on the date first above written and shall expire at the end of twelve (12) months after the date CUSTOMER first commences sales operations and its systems are available to accept orders and activate retail end users of its MVNO service (such date the "Launch Date"). After the initial term, the Agreement will automatically renew on a month to month basis until one party notifies the other with 60 days written notice of cancellation. Upon such renewal, the Parties agree that the rates set forth in this Agreement shall continue to apply for the first twelve (12) months of such renewal period.


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4.    TERMINATION FOR CAUSE. This Agreement may be terminated (such termination a "Termination for Cause"):

      (a) by either Party, upon ten (10) days prior written notice to the other, in the event that the other Party (i) ceases to function as a going concern, or (ii) Subsequent to the Effective Date of this Agreement, files a petition, voluntarily or involuntarily, under any state or federal bankruptcy or insolvency law, which petition has not been dismissed or set aside within sixty (60) days of its filing;

      (b) by either Party, upon one (1) day prior written notice to the other, in the event that the other Party has committed any act of fraud against the other Party; or

      (c) by either Party in the event that the other Party breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days of its receipt of written notice of such breach, or if such breach is not reasonably curable, if the breaching party fails to implement a mitigation plan reasonably acceptable to the non-breaching party within thirty (30) days of its receipt of notice of such breach.

5. EFFECT OF TERMINATION. Upon termination of this Agreement, MTS will at the request of CUSTOMER continue to provide the Services in accordance herewith for a limited period of time in order to effect an orderly wind-down of operations (such period the "Phase-Out Period"). The Phase-Out Period shall be as follows, but in no event shall the Phase-Out Period extend beyond the expiration of the Term or renewal period in accordance with Section 3. Sections 2.1, 2.2, 2.3, 5, 6, 9, 11, 12, 13, 16, 18 and 19 shall survive the expiration or earlier termination of this Agreement.

      5.1. Upon termination by MTS, the Phase-Out Period shall be no less than sixty (60) days and up to ninety (90) days. CUSTOMER will be required to pay all anticipated fees for the Phase-Out Period in advance for any termination under Section 4. The anticipated fees will be calculated based on the average of the three (3) previous months multiplied by the number of months constituting the Phase-Out Period.

      5.2. Upon a Termination for Cause by CUSTOMER, the Phase-Out Period shall be up to three hundred sixty five (365) days. Additionally, MTS will provide Professional Services to assist the transition of Services provided hereunder to CUSTOMER or CUSTOMER's agent.


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      5.3.  Upon cancellation by the Customer of this Agreement in accordance with Section 3, the Phase-Out Period shall be no less than ninety
            (90) days and up to 180 days. Additionally, MTS will provide Professional Services to assist the transition of Services provided hereunder to CUSTOMER or CUSTOMER's agent.

6.    CONFIDENTIAL INFORMATION.

      6.1. Except as otherwise expressly provided in this Agreement, each party agrees that (a) all information communicated to it by the other and identified at any time as confidential, whether before or after the date hereof, (b) all information identified at any time as confidential to which it has access in connection with the Services, whether before or after the date hereof, (c) MTS Technology, as defined below, (d) trade secrets provided by one party to the other hereunder and any information provided by one party to the other hereunder concerning products, processes, formulas, algorithms, designs, schematics, works of authorship, inventions (whether or not patentable or registerable under copyright, mask works or similar laws and whether or not reduced to practice), discoveries, concepts, ideas, improvements, techniques, methods, research, development and test results, specifications, data, know-how, software, code, programs, marketing plans and analyses, and business plans, (e) all information concerning CUSTOMER's retail end users, including without limitation, identity, telephone number and other contact information, call history or other usage patterns, and (f) the terms of this Agreement (collectively, "Confidential Information"), will be used only for purposes of such party's performance under this Agreement. Each Party agrees to prevent the disclosure and protect confidentiality of the Confidential Information using the same means as it uses to protect its own confidential information, but in no event less than reasonable means. No such information will be disclosed by one Party without the prior written consent of the other Party; provided, however, that each may disclose the other Party's confidential information to those of its employees, agents or contractors who have a need to have access to such information in connection with their employment, so long as the disclosing Party advises each employee of the confidentiality obligations set forth in this Section, and so long as the such agents or contractors agree to be bound by the confidentiality obligations set forth in this Section.

      6.2. The foregoing will not prevent any Party from disclosing information that (i) is publicly known or becomes publicly known through no unauthorized act of that Party, (ii) is rightfully received from a third party or (iii) is independently developed without use of the other Party's Confidential Information. If Confidential Information is required to be disclosed pursuant to the valid requirement of a governmental authority, such Confidential Information may be disclosed pursuant to such requirement so long as the disclosing Party, to the extent possible, provides the other Party with timely prior notice of such requirement and coordinates with the other Party in an effort to limit the nature and scope of such required disclosure.


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      6.3.  Upon written request of either Party at the expiration or termination of this Agreement for any reason, all documented confidential information and all copies thereof of that Party will be returned to that Party or will be destroyed, with written certification thereof being given to the requesting party.

      6.4. Each Party hereto acknowledges that breach of this Section would cause irreparable harm to the other Party for which monetary damages alone would be an inadequate remedy. For this reason, the Parties hereto agree that in the event of a breach or a threatened breach of this Section, the non-breaching Party shall be entitled to the entry, by a court of competent jurisdiction, of a temporary restraining order, injunction or similar relief, as well as reimbursement of reasonable attorneys' fees or other costs incurred in obtaining such relief. Nothing in this Section shall be construed as prohibiting either Party from pursuing other remedies available at law or in equity against the breaching party or any other person or entity.

7. PRESS RELEASES. Except as required by law, neither party will, without the prior written approval of the other party, issue any press release or other announcement concerning this Agreement or the parties' performance hereunder. Such approval shall not be unreasonably withheld.

8.    CHANGES.

      8.1. CUSTOMER may at any time require additions, deletions or alterations (all hereinafter referred to as a "Change") to the Services, including but not limited to new service offerings.

      8.2. To the extent that Changes are covered under Program Management, as described in Attachment A, and can reasonably be performed within the service levels established hereunder or in accordance with the SOW without an increase in the resources used or expended in connection therewith (such Changes "Changes Within Scope"), there will be no adjustment in the fees due to MTS.

      8.3. Upon delivery of a Change request, CUSTOMER will identify the request as a Change Within Scope or as a Change outside scope. If MTS disagrees with the description of a Change request as a Change Within Scope, it will so notify CUSTOMER in writing within ten (10) business days after the request is received, and the parties will work together promptly to resolve the disagreement.

      8.4. MTS will implement all Changes Within Scope as soon as reasonably possible, and will implement simple changes to rate plans or handsets not later than ten (10) business days after the Change request is received.


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      8.5.  Within twenty (20) business days after receiving a request for a
            Change that is not a Change Within Scope, MTS shall submit a written proposal to CUSTOMER that includes any changes in MTS's costs or in the delivery or schedule necessitated by such Change. CUSTOMER shall in writing within ten (10) days of receipt of the proposal, either
            (i) accept the proposal with a written amendment directing MTS to perform the Change or (ii) advise MTS not to perform the Change in which event MTS shall proceed with the original Service. MTS shall not be entitled to any compensation for work done pursuant to or in contemplation of such a Change, unless made pursuant to a written amendment or Change Order issued by CUSTOMER. For any Changes that require material alterations to MTS's technology, systems platform or any interfaces to CUSTOMER's platform, the parties agree to adhere to the Work Authorization Process as detailed in Attachment C.

9.    OWNERSHIP.

      9.1. Each party will retain all rights in any software, ideas, concepts, know-how, development tools, techniques or any other proprietary material or information that it owned or developed prior to the Effective Date, or acquired or developed after the Effective Date without reference to or use of the intellectual property of the other party.

      9.2. All right, title and interest in and to all tangible work and work products developed or produced under this Agreement by MTS, whether comprising data, computer programs, reports, documentation or other technical information, are owned by MTS; provided, however, that MTS does not obtain any ownership interest in and to any pre-existing materials of Customer that are provided to MTS for use in performing the Services.

      9.3. All software that is licensed by a party from a third party vendor will be and remain the property of such vendor.

      9.4. Nothing in this Agreement shall create in either party any rights in any trademark, trade name, service mark, insignia, symbol, identification and/or logotype of the other party. Before either party uses any such mark of the other party, it shall obtain the prior written consent of the other party.

10. LIMITATIONS ON LICENSE. CUSTOMER shall provide, or cause to be provided to MTS, the right to access CUSTOMER-owned software and software licensed to CUSTOMER by a vendor if such access is reasonably required for MTS to perform MTS's duties hereunder, but for no other purpose. CUSTOMER shall be responsible for obtaining any consents, licenses or other rights necessary for MTS to perform the Services and for finding an alternative solution in the event a vendor refuses consent. MTS confirms that the only license it requires for the purposes of this Section 10 is a license from CCH.

11. LIMITATION OF WARRANTIES: EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, MTS DOES NOT WARRANT ANY CONNECTION TO, TRANSMISSION OVER, NOR RESULTS OF USE OF, ANY NETWORK CONNECTION, SERVICE, EQUIPMENT OR FACILITIES PROVIDED UNDER THIS AGREEMENT. MTS FURTHER DISCLAIMS ALL OTHER WARRANTIES NOT SPECIFICALLY PROVIDED HEREIN, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.


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12.   LIMITATION OF LIABILITIES. EXCEPT FOR THE PARTIES' RESPECTIVE
      INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR OTHER CONSEQUENTIAL DAMAGES WHETHER OR NOT FORESEEABLE (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR THE LOSS OF DATA, GOODWILL OR PROFITS) ARISING OUT OF OR IN RELATION TO THIS AGREEMENT EVEN IF ADVISED BEFOREHAND OF THE POSSIBILITY OF SUCH LIABILITY.

13.   WARRANTIES AND REPRESENTATIONS AND DISCLAIMER OF WARRANTIES:

      13.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Each party to this Agreement represents and warrants that: (i) it has all requisite power and authority to execute, deliver and perform its obligations hereunder and under any applicable SOW; (ii) it shall avoid deceptive, misleading or unethical practices that could adversely affect the performance of the other party's obligations under this Agreement or under any applicable SOW or damage the reputation of the other party; and (iii) it is not a party to any agreement with a third party, the performance of which is reasonably likely to affect adversely its ability or the ability of the other party to perform fully its respective obligations hereunder.

      13.2 CUSTOMER REPRESENTATIONS. CUSTOMER represents and warrants that it shall comply with all laws and regulations applicable to the performance of its obligations hereunder (including, without limitation, any laws or regulations applicable to CUSTOMER as a
            MVNO) and under any applicable SOW under the terms of this Agreement and shall obtain all applicable permits and licenses (including intellectual property licenses) required of it in connection with its obligations hereunder or thereunder.

      13.3 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, FITNESS FOR A PARTICULAR USE OR PURPOSE, OR RESULTS TO BE DERIVED FROM THE USE, OF ANY INVENTION, SERVICE, SOFTWARE, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.

14. ASSIGNMENT. Neither of the parties may, without the other party's prior written consent, which consent shall not be unreasonably withheld, assign or transfer this Agreement, or any of its rights or obligations under this Agreement, to any person ("Assignee"), except that either party may assign this Agreement or its rights and obligations hereunder (i) as part of a merger of the party or a sale of substantially all of the assets of the party or substantially all the assets relating to CUSTOMER's MVNO business or MTS's MVNE business, respectively, (ii) to a successor in interest upon change of control or reorganization, or (iii) to a third party that controls, is controlled by, or is under common control with such party, unless such third party is a Direct Competitor of the other party; provided, however, that the Assignee agrees to fully perform and be bound by the provisions of this Agreement. For the purposes of this section, a "Direct Competitor" of the CUSTOMER is any third party that engages in or is an affiliate of a third party that engages in the selling of pre-paid wireless airtime to consumers.


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15.   CLAUSE HEADINGS - The headings of the clauses in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

16.   INDEMNITY PROVISIONS.

      16.1.BY MTS. Subject to the terms of this Section 16, MTS will defend, indemnify and hold CUSTOMER harmless from and against all claims, complaints, losses, costs and expenses (including attorneys' fees) asserted by third parties based upon a claim that the Services, deliverables or work product produced under this Agreement infringe any United States patent, copyright, trade secret, or other intellectual property right of a third party ("IP Claim"). The foregoing states MTS's entire liability and CUSTOMER's sole and exclusive remedy for intellectual property rights infringement. In no event will MTS have any obligations under this Section 16.1 or any liability for any claim or action if the IP Claim is caused by, or results from: (1) CUSTOMER's combination or use of the deliverable or work product with software, services, or products not developed or provided by MTS, (2) CUSTOMER's failure to abide by all applicable laws, rules, regulations and orders that affect the deliverable or work product, or (3) any specifications, designs, plans or other documents or information provided by CUSTOMER to MTS.

      16.2.BY CUSTOMER. Subject to the terms of this Section 16, CUSTOMER will defend, indemnify and hold MTS harmless from and against all claims, complaints, losses, costs and expenses (including attorneys' fees) asserted by third parties based upon a claim that arises out of or in connection with CUSTOMER's compliance or failure to comply with all applicable laws and regulations applicable to CUSTOMER's business activities or operations as a MVNO.

      16.3.INDEMNIFICATION PROCEDURES. An indemnified party under this Section
            16 shall: (i) promptly notify the indemnifying party in writing of any action, suit or proceeding for which the indemnified party seeks indemnification from the other party; (ii) allow the indemnifying party sole control of the defense and settlement of such suit, action or proceeding; and (iii) provide the indemnifying party with all reasonable requested assistance, at the indemnifying party's reasonable expense, in connection with the indemnifying party's defense and settlement of such action, suit or proceeding.


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17.   KEY PERSONNEL AND VENDORS. MTS will notify CUSTOMER promptly after it replaces, dismisses or reassigns any agent or employee that interfaces directly with CUSTOMER and has direct management responsibility for the Services provided hereunder, or any agent or employee that is a designated point of contact for CUSTOMER. MTS will notify CUSTOMER promptly after it replaces, dismisses or reassigns any third party vendor that provides substantial support for the Services provided hereunder.

18.   GENERAL TERMS.

      18.1.INDEPENDENT CONTRACTORS. The parties hereto are acting as independent contractors and under no circumstances shall any of the employees of one party be deemed the employees of the other as a result of this Agreement for any purpose. Except as otherwise expressly provided in this Agreement, this Agreement does not constitute either party as the agent or legal representative of the other party and does not create a partnership or joint venture between the parties. Except as otherwise expressly provided in this Agreement, neither party shall have any authority to act for the other party in any agency or other capacity, to make commitments of any kind for the account of, or on behalf of, the other party or to contract for or bind the other party in any manner whatsoever. This Agreement confers no rights of any kind upon any third party.

      18.2.FORCE MAJEURE. Neither party shall be liable for failure to fulfill its obligations hereunder if such failure is due to causes beyond its reasonable control, including, without limitation, actions or failures to act of the other party or any retail end user, acts of God, fire, catastrophe, governmental prohibitions or regulations, viruses which did not result from the negligent acts or omissions of such party, its employees or agents, national emergencies, insurrections, riots or wars, or strikes, lockouts, work stoppages or other labor difficulties. The time for any performance required hereunder shall be extended by the delay incurred as a result of such act of force majeure, and any party that is unable to perform as a result of such act of force majeure shall act with diligence to correct or mitigate such force majeure.

      18.3.DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to a party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to a party, shall be cumulative and not alternative.


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      18.4.BINDING AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against either of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

      18.5.COMPLIANCE WITH LAW. Each party is responsible for complying with all applicable rules, regulations, statutes, codes, ordinances and other requirements, whether federal, state, local, foreign, or international, in connection with the matters contemplated by this Agreement to be performed by that party.

      18.6.INSURANCE. Each party will, at its own expense, maintain insurance policies that cover the party's activities under this Agreement and the activities of the party's employees, agents and representatives, including, but not limited to, workers compensation insurance and comprehensive general liability, and errors and omissions liability. Upon the request of the other party, each party shall arrange for its insurer(s) to provide the requesting party with a certificate of insurance evidencing such coverage.

      18.7.SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed so as to render it enforceable and effective to the maximum extent possible in order to effectuate the intention of this Agreement; and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. If necessary to affect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which is closely as possible reflects the intent.

      18.8.INSPECTION. Each of the parties shall maintain records containing information sufficient to verify the completeness and accuracy of its respective business activities that are directly related to this Agreement. Once every fiscal quarter, with no less than thirty (30) days prior written notice, each party shall have the right to have an independent auditor examine certain books and records of the other party. The examination shall be conducted during regular business hours. The examination shall be reasonably limited in scope and duration to verify the completeness and accuracy of each party's accounting of subscriber count, call volumes, or other data that dictate the payment obligations under this Agreement. In the event that the party conducting the audit establishes that an amount is payable (or a refund is due) to the party conducting the audit from the other party, such amount shall immediately be paid or refunded together with an amount equal to the direct costs incurred as a result of the audit. From time to time, and acting reasonably, technical or operational personnel employed or retained by CUSTOMER may inspect MTS' operational and business records during regular business hours, in order to verify the achievement by MTS of the SLA called for hereunder in Attachment D.


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      18.9.TAXES. Each party shall be responsible for the withholding and/or payment , as required by law, of all federal, state and local taxes imposed on such party or its employees because of the performance of the Services hereunder.

      18.10. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the sole and exclusive benefit of the signatories and is not intended to benefit any third party or deemed to provide third parties with any remedy, claim, right of action, or other right.

19. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail (return receipt requested), overnight express air courier, charges prepaid, or facsimile addressed as follows, and such notices will be deemed to be made when actually received: If to MTS:

      Mobile Technology Services, LLC.

      1010 Wisconsin Ave, suite 600

      Washington, DC 20007

      Attn: General Counsel

      Tel: 202-333-0001

      Fax 202-333-8280


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      If to CUSTOMER:

      Teleplus Wireless, Corp.

      7575 TransCanada

      Suite 305

      St-Laurent, Quebec, H4T 1V6

      Attention: Marius Silvasan, CEO

      Fax No.: (514) 344-8675

      with a copy to:

      Arnstein & Lehr LLP

      120 S. Riverside Plaza, Suite 1200

      Chicago, IL 60606

      Attention: Jerold N. Siegan

      Fax No.: (312) 876-0288

20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without regard to its conflicts of law provisions. The Agreement may be amended only in writing signed by both parties.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


TelePlus Wireless Corp.                 Mobile Technology Services, LLC. ("MTS")


By: /s/ Marius Silvasan                 By: /s/ Frank C. Bennett
    ------------------------                ------------------------
Name:                                   Name:
      ----------------------                  ----------------------
Title:                                  Title:
       ---------------------                   ---------------------

I have the authority to bind the        I have the authority to bind the
Corporation                             Corporation

Date:                                   Date:
      -----------                             -----------

                                  ATTACHMENT A
                             STATEMENT OF WORK (SOW)

1.    SERVICES TO BE PERFORMED

      MTS shall perform the Services as defined in this Statement Of Work and related Exhibits hereto. MTS shall provide sufficient equipment, personnel, software and other resources to perform these Services. Where this Statement of Work provides for the parties to reach further agreement on the scope and nature of services to be performed, such agreement will be guided by the custom and practice of the wireless industry in general, and the MVNE industry in particular. Services will be provided in accordance with a rapid launch plan maintaining similarity to existing capability where possible. Further, notwithstanding anything in the Agreement or the Attachments thereto, it is understood that from time to time only certain Services as highlighted in Rate Schedule E, G, H and I will be transferred to the CUSTOMER upon no less than 60 days prior written notice by the CUSTOMER to MTS setting forth the Services to be transferred to the CUSTOMER and the timeframe within which this transfer is to take place. Upon such transfer, the CUSTOMER shall no longer pay any fees to MTS in connection with the transferred Service. The initial Services will include those described below. For the purposes of customer service as set forth in Attachment B (Pricing), upon the giving of such notice by the CUSTOMER to MTS for the transfer of services, the CUSTOMER may begin a gradual reduction in the number of customer service representatives or other employees of MTS engaged in providing the service to be transferred.

      1.1.  Development and Implementation Services

      MTS will provide such Services as are necessary to develop and implement the systems and processes necessary to launch CUSTOMER's MVNO service as defined in this SOW Exhibit 1 (as modified in accordance herewith). All deliverables required hereunder will be provided in form as defined in this SOW, Exhibit 1.

      MTS will evaluate the systems and processes necessary to launch and operate CUSTOMER's MVNO service as defined in this SOW, Exhibit 1 (as modified in accordance herewith). MTS and CUSTOMER will agree upon such systems and processes. MTS will develop, test, deliver and implement such systems and processes. Any changes to CUSTOMER's MVNO service offering will be subject to the Change process as identified in the main body of the Agreement

      Exhibit 1, CUSTOMER MVNO Launch Plan, outlines currently-anticipated launch requirements for CUSTOMER's MVNO service, and the general types of services MTS will deliver to CUSTOMER. The parties will further develop and mutually agree to testing and acceptance criteria for deliverables. Any Changes to the CUSTOMER's MVNO service will be subject to the Change process as identified in the main body of the Agreement.

      The pricing for MTS's development and implementation Services is set forth in Attachment B, section I.

      1.2.  Ongoing Program Management Services

      After CUSTOMER's MVNO service is developed and commercially launched, MTS will provide CUSTOMER with such ongoing program management services as are necessary to support CUSTOMER's ongoing MVNO business. These services will include, but are not limited to:

--------------------------------------------------------------------------------
Component Category            Work Included
--------------------------------------------------------------------------------
Overall Subscriber            Offer and Rate plan table development,
Management                    implementation, and changes.
                              --------------------------------------------------
                              Design and Implementation of handset changes.
                              (Compatibility with features, rate plans,
                              storefront development, pricing, contract,
                              procurement, and creative)
                              --------------------------------------------------
                              Collateral and CUSTOMER communications changes
                              (Content, triggers and mechanisms for
                              communications, capturing communications in
                              CUSTOMER profile)
                              --------------------------------------------------
                              Design and Management of campaigns and promotions
                              (impacting storefront, creative, billing changes,
                              updates to Catalyst, agent updates, reporting)
                              --------------------------------------------------
                              Brand management, changes and implementation to
                              adhere to CUSTOMER guidelines. This work may apply
                              to websites, (sales, inquiry, and manage) Boxing,
                              sleeves, collateral, devices, accessories, etc.
                              --------------------------------------------------
                              Schedule and Resource Management for project(s)
                              and release schedule(s), staffing cost(s)
                              --------------------------------------------------
                              Trouble Ticketing
--------------------------------------------------------------------------------
General & Administrative      Program/Contract management (Standard and ad hoc
                              report generation and distribution)
                              --------------------------------------------------
                              Management of business rule changes and impact
                              assessments to storefronts , all systems
                              downstream and agent updates.
                              --------------------------------------------------
                              SLA and operational reporting
                              --------------------------------------------------
                              Concept and offer feasibility and planning
                              --------------------------------------------------
                              Work Authorization Process
                              --------------------------------------------------
                              Governance Process
                              --------------------------------------------------
                              Participation in specific project reviews
                              --------------------------------------------------
                              Monthly and quarterly planning sessions to
                              identify enhancements to system, information
                              sharing - operational results and marketing plans
--------------------------------------------------------------------------------

The parties will further develop and refine the program management services that may be required in order to account for developments in CUSTOMER's MVNO service offerings and business methods.

The pricing for MTS's ongoing program management services is set forth in Attachment B, section II.

      1.3.  Transactional Services

      MTS will provide Transactional Services that will be used after the launch of CUSTOMER's MVNO service. These services will include, but are not limited to:

      A. Sales and channel development support (e.g., web storefront development, dealer/agent network development, and web retail activity)
      B.    Voice and data/content offer availability
      C. Order processing, including order fulfillment and order fallout management
      D.    Account set up and subscriber activation
      E. Billing, including near real-time charging, data mediation, settlements and collections
      F.    Service denial and order fraud management
      G. Certain subscriber support, including web-based subscriber service access, as well as subscriber access to subscriber management and service tools
      H. Subscriber service - IVR and Inbound call Support for Tier 1, Tier 2 and Tier 3.
      I.    Financial reporting
      J.    Report generation
      K. Account maintenance including web-based subscriber access and support, maintenance, development
      L.    Inventory management
      M.    Processes, including but not limited to:
            i.Receivables
            ii.   Risk assessment
            iii.  Order Fraud management
            iv.   Web commerce platform
      N.    Other Support Services, including but not limited to:
            i.Technical
            ii.   Marketing
            iii.  Systems
            iv.   OEM Handset
            v.Training
            vi.   Knowledge transfer

      Transactional services are priced as set forth in Attachment B, section
      III.

      1.4.  Professional Services Work

      MTS will provide professional services, via the Work Authorization Procedures (Attachment C), at the request of CUSTOMER. Professional services work includes work outside of the scope of development, ongoing program management and transactional services previously identified and authorized. The pricing for professional services is set forth in Attachment B, section IV.

      1.5.  Consulting Services

      MTS will provide consulting services, the scope of which will be set forth in a Work Authorization to be created within 30 days of the closing date of this agreement

      The provision of services by the Consultant to the CUSTOMER hereunder shall commence on the signing of this agreement and shall continue for up to ten (10) days in January 2006, up to ten (10) days in February 2006, up to ten (10) days in March 2006 and up to ten (10) days in April of 2006. CUSTOMER may cancel these consulting services at any time and pay for work performed up to the date that a termination notice is received by MTS.

      MTS will submit a monthly progress report as well an expense report, all of which shall be submitted by MTS to the CUSTOMER on the last day of each month during the term of these services.

      Consulting Services are priced as set forth in Attachment B, section VI.

2.    PLANNING SESSIONS

CUSTOMER and MTS shall jointly engage in quarterly planning sessions. The goals of these planning sessions shall include but are no limited to the following:

      o     Joint identification of problems or issues, and remedial strategies
      o Joint identification of potential enhancements for greater efficiency and effectiveness
      o     Sharing marketing and business plans
      o     Operational stewardship

                                   ARTICLE 16

3.    PERFORMANCE STANDARDS BY MTS

      This section describes the methods that MTS will use to perform information technology services that will be rendered in connection with this Agreement.

      3.1.  Classification of Work Outlined in Section 3

      The following will be performed by MTS and are included in the Monthly Maintenance Fee indicated in Attachment B, Section III, Transactional
      Pricing:

            o     Problem Management (Section 3.2 of this Attachment A)
            o     Crisis Management (Section 3.3 of this Attachment A)
            o     Software Maintenance Services (Section 3.4 of this Attachment
                  A)
            o     Maintenance/Production (Section 3.5.1 of this Attachment A)

      The following will be performed by MTS and are included in the Ongoing Program Management Pricing, indicated in Attachment B, Section II:

            o Business Prioritization and Planning (Section 3.6 of this Attachment A)
            o     Routine Software Development (Section 3.7 of this Attachment
                  A)
            o Concept and Feasibility for Work Authorized by CUSTOMER (Section 3.8 of this Attachment A)
            o Updates to existing offers and new offer creation that does not require structural changes as in Table Updates (Section
                  3.9 of this Attachment A)
            o     MTS Systems Documentation (Section 3.10 of this Attachment A)
            o     Maintenance/Production (Section 3.5.2 of this Attachment A)
            o     Security/Data Protection (Section 3.11 of this Attachment A)

      The following will be performed by MTS and must be authorized via the Work Authorization Procedures (Attachment D) and paid for on a per request basis according to the fee structure outlined in Attachment B, Section IV, Professional Services Pricing for Authorized Development Work:

            o     Non-Routine Software Development (Section 3.12 of this
                  Attachment A)
            o IT Solution / Capability Design and Development (Section 3.13 of this Attachment A)
            o     IT Configuration Management (Section 3.14 of this Attachment
                  A)

      3.2.  Problem Management

      MTS's standard fault management processes, including escalation procedures will be provided within 30 days of the execution of this Agreement.

      3.3.  Crisis Management

      MTS shall provide increased support to address any crisis or emergency problem identified to MTS by CUSTOMER or identified by MTS to CUSTOMER. MTS shall provide support necessary (i) to reinstate service to CUSTOMER or its End-Users or (ii) to provide support to CUSTOMER to comply with business directives of CUSTOMER senior management. Once a crisis or emergency situation has been identified, MTS shall continue to provide status to CUSTOMER until the emergency or crisis has been resolved. During the time between crisis identification and resolution, MTS will work with CUSTOMER to ensure the crisis is resolved in a manner satisfactory to CUSTOMER and its subscribers. MTS's escalation levels and response intervals are covered under section 3.4, for software maintenance.

      3.4.  Software Maintenance Services

      MTS will maintain, update, and upgrade all software provided to CUSTOMER, or with which the Services are delivered, in accordance with generally accepted business practices.

            3.4.1. Error Correction

            MTS will timely repair any errors that arise in MTS systems code and/or operational modifications. Production errors include Severity Levels 1, 2 and 3 production problems that result in MTS system failure or non-failure errors where there is a non-conformance to the MTS system specifications.

            For MTS Third Party Software, MTS shall be responsible for:

                  o     Identifying system problems,
                  o     Notifying the applicable vendor,
                  o Notifying CUSTOMER, o Arranging for corrections to be made,
                  o     Coordinating the corrections,
                  o Testing the corrections, including coordination with CUSTOMER systems, as necessary,
                  o Scheduling the installation of the corrections into production, and
                  o     Supporting the promotion of the change to production.
                  o MTS shall manage, escalate and resolve reported problems as identified by CUSTOMER.
                  o MTS shall (i) comply with problem classification response requirements by Severity Level in accordance with the severity level classifications defined in the table below and (ii) provide a recovery plan, that includes notification procedures, back-out plans, temporary workaround processes, progress reports and fallback procedures.
                  o In addition to performing root cause analysis as required under the Agreement, MTS shall upon request perform root cause analysis for Severity 1 and 2 problems related to or impacting the Services.
                  o CUSTOMER, or its designee, shall lead a post-outage review of all Severity Level 1 and 2 production problems in order to identify and assign appropriate improvement initiatives to the appropriate Party.

                  "Severity Levels" shall mean the three levels according to which MTS and CUSTOMER shall classify problems in respect of the Services as set forth below:

-----------------------------------------------------------------------------------------------------------------
Severity Level                      Description                                  Service Expectation
-----------------------------------------------------------------------------------------------------------------
      1                               o    Mission- or business-     Mean Time to Bypass (MTTB):
                                           critical applications,    4 hr. clock time
                                           components, services or   24 x 7 support until
                                           functions are not         1.   The application or service is restored
                                           available or are          2.   An acceptable workaround with the
                                           severely impaired to           CUSTOMER has been implemented
                                           the point that            3.   A misclassified event can be
                                           revenue-generation,            downgraded
                                           client functionality or
                                           service is either         o    Minimum 2-hr. updates required until
                                           halted or significantly        confirmation of bypass or
                                           affected; or                   restoration.
                                      o    Productivity is greatly
                                           compromised; or           Max Time to interim solution:
                                      o    Complete loss of a        48 hours  unless otherwise negotiated by
                                           Service for all end       both parties
                                           users, an entire market
                                           or business               MTS will provide implementation of
                                                                     solution that eliminates recurrence of
                                                                     severity 1 outages.
                Examples:
                                                                     Irreversible Corrective Action (ICA):
                                      o    System crash.             Mutually agreed upon estimated time of
                                      o    Database corruption       completion (ETC) for ICA will be provided
                                           rendering system          within 7 days of ticket resolution.
                                           useless.                  ICA will be implemented no later than 21
                                      o    Critical deliverables,    days from ticket origination date.
                                           such as screens,
                                           printed or online
                                           outputs or
                                           interface files, are
                                           not available.
                                      o    Cannot process online
                                           or batch transactions.
                                      o    Resource limitation
                                           (e.g., disk space)
                                           prevents user from
                                           doing work
                                           without an agreed upon
                                           workaround
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Severity Level                      Description                                  Service Expectation
-----------------------------------------------------------------------------------------------------------------
      2                               o    A component or a          Mean Time to Bypass:
                                           feature of a mission
                                           critical application or   8 hrs. Clock Time
                                           service is unavailable    24 x 7 support until
                                           or is severely            1.   The application or service is
                                           impaired,  to the point        restored
                                           that                      2.   An acceptable workaround with the
                                           revenue-generation,            client has been implemented
                                           client functionality or   3.   If, for business reasons, a fix
                                           service is either              cannot be implemented immediately,
                                           halted or significantly        with client and management approval,
                                           affected either                ticket can be suspended until bypass
                                           directly or indirectly         can be implemented
                                      o    Business-critical
                                           application that is       o    Minimum 2-hr. updates required by fix
                                           unavailable or is              agent until confirmation of bypass or
                                           severely impaired,             restoration.
                                           rendering it unusable
                                      o    A major impairment of     Max Time to interim solution:
                                           the performance of any    72 hours unless otherwise negotiated by
                                           service or critical       both parties
                                           application for
                                           all clients in a market
                                           or business               MTS will provide implementation of solution
                                                                     that eliminates recurrence of severity
                                                                     2 outages.

                Examples:                                            ICA:
                                                                     Mutually agreed upon ETC for irreversible
                                      o    Missing report needed     corrective action (ICA) will be provided
                                           to perform job.           within 7 days of ticket resolution.
                                      o    Missing message when a    ICA will be implemented no later than 21
                                           major error occurs.       days from ticket origination date.
                                      o    System cannot process
                                           normal alarm rate
                                           within required time
                                           limits.
                                      o    Incorrect response to
                                           command with an agreed
                                           upon workaround
                                           available.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
Severity Level                      Description                                  Service Expectation
-----------------------------------------------------------------------------------------------------------------
      3                               o    Application, component,   Mean Time to Bypass:
                                           business service or       5 business days or negotiated "CUSTOMER"
                                           function has              date
                                           encountered a
                                           non-critical problem      Problem Resolution Expectations: 82.5% of
                                           with minimal loss of      tickets will be resolved within 1 standard
                                           functionality;            deviation of the MTTB or better.
                                      o    Problem may be
                                           identified as a           Max time to interim solution:
                                           functional defect or      Not applicable for severity 3.
                                           minimal degraded
                                           performance;              ICA:
                                      o    Problem may cause a       7 business days
                                           complete work stoppage    MTS will provide root cause analysis and
                                           for a single              implement permanent irreversible
                                           user/client;              corrective action for severity 3 tickets.
                                      o    A partial loss of
                                           Service for all clients
                                           in a market or business

                Examples:

                                      o    Defective installation
                                           script with an
                                           acceptable workaround.
                                      o    Ambiguous error
                                           messages.
                                      o    Incorrect response time
                                           to a command.
                                           An acceptable
                                           workaround is in place
                                           to enable production
                                           processing.
-----------------------------------------------------------------------------------------------------------------

            3.4.2. Hardware/Software Conversions and Technology Mandated
                   Conversions

            MTS shall maintain a current systems environment as set forth herein. MTS will convert or refresh its hardware and software in order to keep its systems current, and shall perform all necessary systems modification, testing and acceptance testing. CUSTOMER shall assist in systems testing, as necessary, to ensure that user functionality is maintained.

            MTS shall perform maintenance services related to development and production server administration for MTS's systems, including:

                  o Sizing for the platform in order to meet CUSTOMER's performance requirements (e.g., database capacity, throughput, response time), configuration management and load balancing or other performance tuning techniques as necessary to ensure performance requirements are met,
                  o Providing documentation and information (including cost and performance data) to support CUSTOMER's budget requests,
                  o     Performing capacity upgrades, and
                  o Escalating MTS third party software problems to applicable vendors and managing the problem resolution with the third party.

            3.4.3. Preventive Maintenance

            MTS shall provide preventive maintenance services, including monitoring production processing and results, MTS systems tuning, code restructuring and other services customarily undertaken to improve the efficiency and reliability of programs, to minimize ongoing maintenance requirements and to support the daily operation of the MTS systems. MTS shall monitor and analyze trends to identify potential problems.

      3.5.  Maintenance/Production

            3.5.1. Production Control, Monitoring and Scheduling - MTS shall:

            o define and support production schedules based on CUSTOMER's requirements;

            o support the integration of CUSTOMER and MTS schedules, as appropriate;

            o perform prudent monitoring of production to maintain or exceed the baseline metrics specified in the service levels; and

            o implement and follow escalation procedures to ensure resolution of production problems as required by Section 3.8.1, Error Correction.

            3.5.2. Database Administration - MTS shall perform database administration for the MTS systems.

      3.6.  Business Prioritization and Planning

      MTS will designate a single account manager for the Services, and will provide business and emergency after-hours contact information for that individual. MTS will also designate, as appropriate, specific project or functional managers for purposes of issue-specific communications and problem solving. If CUSTOMER reasonably and in good faith objects to a particular employee service as the account manager, CUSTOMER will notify MTS and MTS will assign a new employee within thirty (30) days.

      The account manager and/or the specific project or functional managers, together with such other employees as may be advisable, shall participate as reasonably needed in CUSTOMER's business planning and development.

      3.7.  Routine Software Development

      MTS will create and/or modify such software as is necessary to provide the development services and the ongoing program management services, including without limitation software required for website development, billing processes, and other software necessary to enable the features and plans described on Final Exhibit 1 or otherwise mutually agreed by the parties. Any Changes to the Service will be subject to the Change process as defined in the Agreement.

      3.8.  Concept and Feasibility of New Services

      MTS shall provide concept and feasibility analysis for proposals for new Services that CUSTOMER may seek to introduce before or after CUSTOMER's initial launch date. Before any such Services move beyond the concept and feasibility stage, and before any development or implementation may begin, such work must be authorized by CUSTOMER in accordance with Attachment C (Work Authorization Process).

      MTS shall:

      o For concept and feasibility work, provide support to CUSTOMER as part of its Program Management Fees as defined in Attachment B.
      o Where concept and feasibility work conflicts with the delivery of Development services for this contract, the MTS will work to resolve schedule conflicts or may request an adjustment of the development schedule from CUSTOMER.
      o Provide input (including projected labor prices) and resources to support integrated cross-MTS projects for, as scheduled and directed by CUSTOMER.
      o Where only MTS systems are involved in a project, MTS is responsible for release planning and project management oversight/coordination. CUSTOMER is responsible for managing release planning and project management oversight and coordination for their own systems

      MTS shall provide such Services as are necessary to integrate MTS Systems with CUSTOMER's external systems as specified in this SOW, Exhibit 1.

      3.9.  Table Updates

            MTS shall update tables for offers as requested by CUSTOMER.

      3.10. MTS Systems Documentation

      MTS shall:

            o     develop and maintain all documentation regarding MTS systems;
                  o produce sufficient documentation for each new development or enhancement project;
            o provide one (1) copy of all documentation to CUSTOMER, and make such documentation available in electronic format;
            o     maintain systems documentation; and
            o resolve issues relating to documentation related to the MTS's systems used to provide the Services within the course of its normal day-to-day operations.

      CUSTOMER shall have the right to copy all documentation for its own use and the use of its employees, contractors and agents.

      3.11. Security and Data/System Protection

            3.11.1. Errors. MTS shall have the ability to identify any material error, inadequacy or omission, as defined in the requirements section of this SOW Exhibit 1, in any data provided by CUSTOMER or CUSTOMER's subscribers before that data is processed and fulfilled, and shall promptly notify CUSTOMER or such subscriber and request a correction.

            3.11.2. Disaster Recovery. MTS maintains a disaster recovery plan, and shall deliver a copy of that plan to CUSTOMER. The disaster recovery plan will include a secondary site to support the Services in the event of an interruption of the Services of more than six (6) hours' duration (a "Disaster") that requires such relocation, and will provide plans for the expeditious relocation of Services to the alternate site and complete resumption of such Services. The disaster recovery plan will be updated as business and technical developments dictate.

            3.11.3. Backup. MTS will keep in a separate and safe place additional copies of all records and data required to be maintained by MTS hereunder, and copies of all software or other processes used to provide the Services, and will be able to access and use such data as necessary in case of Disaster or data loss.

            3.11.4. Data Protection. MTS will use reasonable care in accordance with standard commercial practices to protect against and minimize the likelihood of damage, loss of data, delay or error resulting from any cause, including unforeseeable events such as power outages, system or network overloads, hacker or virus attacks, natural disasters or other events, and will use best efforts to mitigate the effects of any such occurrence.

      3.12. Non-Routine Software Development

      Software development that is outside the scope of what is necessary to enable the features and plans described on Final Exhibit 1 may be obtained by CUSTOMER as part of MTS's optional professional services work. MTS shall obtain CUSTOMER authorization in accordance with the Work Authorization Process and follow a well-established disciplined software development methodology that is consistent with sound industry practices. For any such software that is outside the scope of the development services and ongoing program management services, MTS will engage CUSTOMER for approval of major deliverables.

      MTS will apply project management discipline to manage projects. Project management functions include planning, staffing, monitoring, controlling and concluding of business change and development efforts performed to achieve project objectives. Project management functions will be scaled to reflect the complexity, cost and risk of the project. MTS will provide support to the designated project manager and will submit regular status on progress.

      3.13. IT Solution / Capability Design and Development

            3.13.1. Service Delivery

            MTS shall engage in the design and development of non-standard information technology solutions and capabilities as requested by CUSTOMER in accordance with the Work Authorization procedures specified in Attachment C. The terms and conditions of such estimates will be based on this scope of services and will provide input (including projected labor costs) and resources to support such projects.

                  o Analysis and definition of requirements and specifications for interfaces.
                  o Supporting requirements and specifications during implementation.
                  o     Scheduling all phases of testing and implementation.
                  o     Testing the interfaces.
                  o Resolution of issues that cross between CUSTOMER systems and MTS's systems.
                  o     Post implementation support.
                  o Provide access to performance data, project management information, project plans and status, cost estimates and information, and Service Level performance in accordance with the Procedures Manual.

            3.13.2. Testing

            MTS shall perform sufficient testing such that defects do not exceed the baseline metrics specified in the service levels. This testing shall include the following types, as appropriate:

                  o     Unit and System Test
                  o     Integration System Test
                  o     End-To-End Testing
                  o     User Acceptance Testing

            MTS shall maintain an appropriate testing environment to allow end-to-end testing, including testing with CUSTOMER systems when appropriate.

            3.13.3. Release Management

            In order to better to control risk and cost, MTS has a policy of grouping CUSTOMER systems changes into releases, a schedule of which is agreed upon by MTS and CUSTOMER. Where CUSTOMER's and MTS's release schedules are interdependent, CUSTOMER and MTS will synchronize release schedules. MTS shall:

                  o     monitor and report release progress and schedule;
                  o distribute and implement releases upon approval from CUSTOMER;
                  o support release packaging and project commitments (to the extent such release packaging or project commitments are provided by MTS);
                  o     notify CUSTOMER of all application changes.

            3.13.4 Data Interfaces

                  o MTS shall ensure that any changes to data interfaces with CUSTOMER systems are adequately verified and tested, and are approved by CUSTOMER prior to implementation; and
                  o MTS shall manage changes to interfaces in adherence to software release schedules maintained by MTS.

      3.14. Configuration Management

      MTS shall coordinate the transfer of all changes made by MTS into the production environment to assure continuity of operations, including risk assessment, back-out plans, contingencies and communication of all impacting changes to the CUSTOMER's designated point of contact.

4.    Performance and Reporting

      4.1. In addition to providing any other reports and other deliverables that may be required hereunder, MTS will provide monthly reports measuring the Service Levels as identified in Attachment D.

5.    Acceptance by Customer

For each deliverable to be provided as part of the Services, including without limitation all updates, upgrades, modifications, enhancements, new versions and new releases, CUSTOMER shall have the right to review and perform acceptance testing of such deliverables. Before finalizing the work authorization on any such deliverable, MTS will determine in consultation with CUSTOMER certain objective functional characteristics, acceptance criteria and performance metrics (including fault and error rates) that will be expected of that deliverable. CUSTOMER will perform testing and verification of each such deliverable, and shall allow MTS to participate in such testing at MTS's discretion, sufficient to demonstrate that such deliverable provides the expected functional characteristics, meets or exceeds acceptance criteria, and meets or exceeds the expected and performance metrics. The deliverable will be deemed to be accepted by CUSTOMER at the end of ten(10) business days after delivery of the software to CUSTOMER for acceptance testing unless the CUSTOMER objects or refuses delivery in writing (electronic means acceptable) prior to such time for reasons of errors or defects. MTS will promptly remedy any errors or defects discovered during verification and testing.

                                  Attachment A

                                   Exhibit 1,

                                CUSTOMER Business

                              Requirements Document

OVERVIEW:

This document will provide CUSTOMER with a list of the development and implementation items that need to be created by MTS for the deployment and support of the CUSTOMER's launch of a wireless MVNO Service offering to their Subscribers. This document reflects MTS's understanding of the CUSTOMER's offering as of December 14, 2005. The final production definition will be developed upon a joint process and service planning sessions with CUSTOMER and MTS. If significant changes are made to the offering, then this plan, list of deliverables and delivery dates may be adjusted to incorporate the final offering definition.

This offering provides the CUSTOMER with all the functionalities of a fully operating wireless carrier tailored to CUSTOMER's business model: branding, ordering, provisioning, payment, billing, fulfillment, service, reporting, etc.

Launch will include the following to be filled out

Product:

Ordering Service:

     1.  Web site
     2.  Call Center Agent Tool


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

Risk Assessment: N/A

New Order Management: TBD

     1.  Order Tracking
     2.  CUSTOMER Communications
     3.  Provisioning
     4.  Fulfillment
     5.  Handset Returns and Replacements

CUSTOMER Self-Service:

     1.  Pre-activation support.
     2.  On line - Manage My Account
     3.  IVR

Billing:

     1.  Billing System
     2.  Electronic Billing
     3.  Payment processing

Customer Service and Sales Call Center:

     1.  Customer Care Tier 1
     2.  Customer Care Tier 2


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

Financials:

     1. Subscriber Taxes
     2. Wholesale Invoice Settlements
     3. Treatment & Collections
     4. Financial reporting
     5. Reconciliation of the carriers' bills

Schedule and Timeframe:

High Level Milestones

                                  ATTACHMENT B

                                     PRICING

The following prices will be paid by CUSTOMER for the work as specified in the Agreement and in these Attachments, subject to the Modification provided in
Section V below.

I.    DEVELOPMENT & IMPLEMENTATION PRICING

      o Payments for development and implementation work specified in Attachment A will be calculated as set forth in Rate Schedule A below.

      Development and Implementation - Rate Schedule A

      --------------------------------------------------------------------------
       Development & Implementation                      One Time Fee

      --------------------------------------------------------------------------
       Customization and Implementation                       N/A

      --------------------------------------------------------------------------

      The One Time Fee will be paid as follows: half of the total amount will be Invoiced following execution of this Agreement (or upon execution of the work authorization in the case of the Detailed Design Phase II), and the remaining portion will be Invoiced upon the one of the following events
      (1) the Acceptance of the software release or (2) Date TBD.

II.   ONGOING PROGRAM MANAGEMENT PRICING

      o Payments for ongoing program management work specified in Attachment A will commence on the targeted Launch Date of CUSTOMER's MVNO service, and will be calculated as set forth in Rate Schedule B

      Rate Schedule B Program Management

      --------------------------------------------------------------------------
                Item                                     Monthly Fee

      --------------------------------------------------------------------------
       Ongoing Program Management                          $15,000

      --------------------------------------------------------------------------

III.  TRANSACTIONAL PRICING

      o Transactional pricing components and rates are set forth in Rate Schedules C through K below.
      o Transactional pricing is payable by CUSTOMER for services performed after commencement of the Service offering.
      o For purposes of this Attachment B, "Devices" shall be defined herein as any single mobile phone, PDA, converged device (e.g. Blackberry and Treo with voice services and like devices with similar capabilities.
      o For any pricing tiers listed herein, the pricing associated with the tier achieved in the applicable pricing period shall be applicable to the total volume for such pricing period (on all Devices).

      Rate Schedule C:

      o The following fees will be charged for Order Processing activities for each order processed through InPhonic's online ecommerce activity.
      o Each time MTS completes an order (defined as MTS's acknowledgement of an accepted order that has been stored in MTS's system) there will be a fee.


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

      Order Processing Fee - Volume Tiered

      Rate Schedule C

      --------------------------------------
         One Time Fee For Completed Order

                    Processing

      --------------------------------------
                      $0.25
      --------------------------------------

      Rate Schedule D:

      o A One - Time Subscriber Setup Fee (applicable to Completed Activation defined as MTS's activation order to network provider and subsequent confirmation of network activation by MTS to CUSTOMER) will be charged per device as set forth below. This fee includes porting or phone numbers, and tier 3 support associated manual fallout as part of the activation of the service line on the carrier network.

      One-time Customer Setup Fee (Activation)

      Rate Schedule D

      --------------------------------------
       Per Activation           Set-up Fee
      --------------------------------------

       Per Device                  $1.50
      --------------------------------------


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

      Rate Schedule E:

      o Inventory Management & Shipping Fees for all devices on a per-Device basis with a completed ship date as confirmed by shipper to the shipping party.

      One-Time Inventory Management & Shipping Fees

      Rate Schedule E

      --------------------------------------------------------------------------
               Inventory Management & Shipping
      --------------------------------------------------------------------------
      Processing, Handling for activated Devices shipped
       by MTS to subscriber with appropriate collateral         $8.00 per device
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
         Inventory Management &          10 to 50 Devices,    51 or more Devices
                Shipping                    inclusively
      --------------------------------------------------------------------------

                                            Per Device            Per Device
      --------------------------------------------------------------------------
      Processing, Handling
      un-activated Devices                    $3.50
      shipped by MTS to a
      retailer/distributor in                               To be determined by
      quantities of 10-50 units                             the parties hereto
      --------------------------------------------------------------------------

      --------------------------------------------------------------------------

      --------------------------------------------------------------------------
      Shipping for all            Use MTS rates or            Use MTS rates or
      devices (activated         CUSTOMER* account,          CUSTOMER* account,
      and unactivated)           and such rates are          and such rates are
                                 not included above.         not included above.
      --------------------------------------------------------------------------

* Use of CUSTOMER shipping account for UPS or Federal Express requires a work authorization for coding of account numbers.

      Rate Schedule F (Voice and Casual Data Services Only):

      o A Monthly Subscriber Maintenance Fee will be charged on a per-Device per-month basis for all Devices for which MTS provides Services with volume tiers as set forth below. Device count will be totaled at the end of the last day of the month. These rates are for voice handsets with casual data capability, but does not include data only devices (i.e. aircards) or converged data devices(i.e. Blackberrys, Treos).

      o Subscriber management includes - Billing, Usage Mediation, Rating/Guiding, Activity Transactions (account updates, plan changes, ESN changes, suspend/restore/deact), Payment Processing(but not the Processing fee), APIs to self-care transactions in IVR & on website, Interface management, Financial Reporting, tier 3 support

      o CUSTOMER will pay a base fee for all Devices as to which the fee may be due.

      Monthly Maintenance Fee

      Regardless of the number of subscribers, the monthly maintenance fee shall be $2.55 per Device. There will be a minimal monthly charge for Subscriber Management in the amount of $45,000 which shall be equivalent to 17,647 units.

      CUSTOMER shall reimburse MTS for the cost MTS incurs for direct internet access purchased to provide the internet connectivity from the home agent in Sprint's data center for wireless sessions for the Devices under this Agreement; provided CUSTOMER has approval over the architecture for the internet connectivity in order to control cost. To the extent non-CUSTOMER Devices use the same internet facilities, the cost of the internet access shall be allocated between CUSTOMER Devices and the other Devices.

      The above fees include electronic billing services. CUSTOMER shall reimburse MTS for the actual out of pocket costs MTS incurs in producing and mailing paper bills to CUSTOMER's end users.

      Rate Schedule G:

      o CUSTOMER may request Add-On Options, and the following rates will apply on a per-order basis:

      Add-On Options

      Rate Schedule G

      --------------------------------------------------------------------------
            Add-on Options                                 Per Order

      --------------------------------------------------------------------------
       Rebate Processing                                     $2.00
      --------------------------------------------------------------------------

      Rate Schedule H:

      o Customer may make use of the MTS IVR on a per-minute rate based on actual customer access.

      IVR Usage

      Rate Schedule H

      --------------------------------------------------------------------------
               Function                                     Fee

      --------------------------------------------------------------------------
       IVR Access cost per minute                          $0.18
      --------------------------------------------------------------------------

      Rate Schedule I:

      o Customer may make use of the MTS Customer Service center based on per-call basis.

      Customer Service

      Rate Schedule I

      NOTE: Customer Service will be provided at MTS cost for 90 days. After this 90 day period, CUSTOMER will either assume the contract from MTS' customer service provider, provide services via its own personnel or purchase Customer Service services from another provider. Should Customer assume the agreement from MTS' customer service provider, then CUSTOMER will provide MTS with the right to purchase services from CUSTOMER at the cost to CUSTOMER. Should CUSTOMER provide services via its own personnel or purchase Customer Service services from another provider, CUSTOMER will provide MTS the right to purchase services from CUSTOMER at the price and upon terms and conditions to be negotiated between CUSTOMER and MTS and evidenced by a separate agreement.

IV.   PROFESSIONAL SERVICES PRICING FOR AUTHORIZED DEVELOPMENT WORK

      o CUSTOMER may obtain Professional Services post-launch on an hourly basis
      o Professional Services Fees apply only to authorized development work approved on a per-request basis that is additional to work outlined in Attachment A (Statement of Work).

      Professional Services Fee for Authorized Development Work

      Rate Schedule J

      -------------------------------------------------------
       Professional Service Category            Hourly Rate
      -------------------------------------------------------
       Technical                                    $170
      -------------------------------------------------------
       Non-Technical Management                     $110
      -------------------------------------------------------
       Non-Technical Clerical                        $85
      -------------------------------------------------------
       Training                                      $85
      -------------------------------------------------------

      There are four rates for authorized work, one for Technical and three for Non-Technical. All reasonable travel and expenses are extra and charged to CUSTOMER at cost, and such travel and expenses will be in accordance with CUSTOMER's standard travel and expense guidelines.

      o Technical work may include, but is not limited to, project management, requirements definition, system design, programming, testing, implementation and special requests, in accordance with the Statement of Work in Attachment A (Statement of Work).
      o Non-Technical Management work includes supervision of non-technical, clerical workers, training development and delivery and Subject Matter Expert Support from operations.
      o Non-Technical Clerical work may include, but is not limited to, data input, simple report processing, simple MIU investigation, service order corrections, bill reprints, duplicate bills, clerical, administrative, etc., in accordance with the Statement of Work in Attachment A (Statement of Work).
      o Training work includes the development and delivery of end user training on the use and operation of MTS services and systems.

V.    CONSULTING SERVICES

      o CUSTOMER may obtain Consulting Services on a daily basis plus expenses for the term described in section 1.5. All travel expenses will be authorized in advance by CUSTOMER

      Consulting Services

      Rate Schedule J

      --------------------------------------------------------------------------
               Function                                    Fee

      --------------------------------------------------------------------------
         Consulting cost per day                           $750

      --------------------------------------------------------------------------

                                  Attachment C
                           Work Authorization Process

MTS will perform work upon proper authorization by CUSTOMER. This Work Authorization Process strictly applies to Professional Services and other work that is outside the scope of the initial Development effort as defined in Attachment A, Exhibit 1, what is included in the Ongoing Program Management Services, or in the Transactional Services.

For work covered by the Ongoing Program Management and the Professional Services work, as described in Attachment A (Statement of Work), this authorization will be provided in the form of an email from one or more pre-identified email IDs. MTS will establish a single point of contact to receive all work requests hereunder. The process for obtaining and implementing a Work Authorization will be as follows:

   o CUSTOMER may at any time initiate a request for work hereunder (a "Work Request") by communicating that Work Request to MTS in writing (including electronic means).

   o When MTS receives the original Work Request, MTS shall work with CUSTOMER through the concept and feasibility phases to produce the initial time and cost estimate;

   o When CUSTOMER approves the initial estimate, MTS shall work through the definition phase to produce the final time and cost estimate, which is a committed price to CUSTOMER;

   o When CUSTOMER approves the final estimate, MTS shall work through the introduction phase to implement and introduce the deliverable;

   o Change control to existing projects must be authorized by CUSTOMER prior to MTS commencing work and such changes will be subject to CUSTOMER's approval upon review of the time and cost estimate; and

   o MTS will bill CUSTOMER in a manner to allow association with a project ID for each Work Authorization. Such billing will commence with half the amount added to the first Invoice after the release of the Work Authorization and the remainder added to the first Invoice after CUSTOMER Acceptance as defined in this section.

The Work Authorization Process will be documented in detail (including response intervals) within 60 days of the signing of this Agreement.

Acceptance - Acceptance is based on section 5 in Attachment A SOW.